Exhibit 99.1

Dice Holdings, Inc. Reports First Quarter 2009 Results

•	Revenues declined 25% to $29.6 million; Operating expenses reduced by 25% or $7.3 million

•	Net income of $3.9 million or $0.06 per diluted share

•	Cash flow from operations of $6.8 million

•	Adjusted EBITDA totaled $14.0 million or 47% of Revenues (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

•	Total debt outstanding reduced by $20.3 million in the first quarter of 2009; an additional $10.0 million prepaid in April 2009

New York, New York, April 23, 2009 —Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter ended March 31, 2009.

First Quarter Operating Results

Revenues for the quarter ended March 31, 2009 totaled $29.6 million, a decline of 25% from $39.6 million in the comparable quarter of 2008, as a result of a significant decline in recruitment activity which impacted both Dice.com and eFinancialCareers. Currency translation from pound sterling to U.S. dollars negatively impacted revenues by $2.2 million from the same quarter in 2008.

Operating income for the quarter ended March 31, 2009 decreased 26% to $7.7 million versus $10.4 million in the comparable quarter of 2008. The decline in operating income was a function of lower revenues offset by a $7.3 million reduction in operating expenses including a $5.5 million decrease in sales and marketing expense.

Net income for the quarter ended March 31, 2009 totaled $3.9 million. Diluted earnings per share were $0.06 for the quarter ended March 31, 2009, unchanged from $0.06 diluted earnings per share from continuing operations in the quarter ended March 31, 2008.

Net cash provided by operating activities for the quarter ended March 31, 2009 was $6.8 million, compared to $23.2 million in the comparable quarter of 2008.

Adjusted EBITDA for the quarter ended March 31, 2009 was $14.0 million, compared with $16.8 million for the first quarter of 2008, a decrease of 17%. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Operating Segment Results

For the quarter ended March 31, 2009, DCS Online revenues were $22.0 million or 74% of Dice Holdings’ consolidated revenues, representing a 19% decrease from the comparable 2008 quarter. The decrease was primarily a result of a decline in the average number of recruitment package customers served, slightly offset by a 32% year-over-year increase in revenues at ClearanceJobs.

The eFinancialCareers segment, which consists of eFinancialCareers operations outside of North America, accounted for 20% of Dice Holdings’ consolidated revenues in the first quarter of 2009. For the quarter ended March 31, 2009, eFinancialCareers revenues declined 40% or $3.9 million to $5.9 million. A decline of $2.2 million was the result of an unfavorable currency translation from pound sterling to U.S. dollars. Measured in pound sterling, the eFinancialCareers international business declined 17%; our U.K. business decreased 28%.

The remaining businesses operated by Dice Holdings, which include the eFinancialCareers operations in North America, JobsintheMoney and Targeted Job Fairs, are reported in the Other category. Other revenue decreased 39% to $1.7 million for the quarter ended March 31, 2009. The decline was driven by significant decreases in revenue at each of the businesses.

Balance Sheet

Deferred revenue at March 31, 2009 was $38.1 million compared to $40.8 million at December 31, 2008 and $52.3 million at March 31, 2008. The decreases, compared to each period, are primarily attributable to serving fewer annual recruitment package customers at Dice.

Net debt, defined as total debt less cash and cash equivalents and marketable securities, was $14.9 million at March 31, 2009, consisting of total debt of $61.2 million minus cash and cash equivalents and marketable securities of $46.3 million. This compares to a net debt balance of $19.9 million at December 31, 2008, consisting of total debt of $81.5 million minus cash and cash equivalents and marketable securities of $61.6 million. The decrease in total debt was primarily a result of the Company prepaying $20.0 million of the term loan portion of its Amended and Restated Credit Facility which matures in March 2012.

Recent Developments

In addition to making its quarterly amortization payment, in April 2009 the Company prepaid an additional $10.0 million of the term loan portion of its Amended and Restated Credit Facility reducing the amount outstanding to $50.9 million. During April 2009, the Company terminated $10.0 million of its $60.0 million interest rate swap agreement, while the Company’s $20.0 million interest rate swap agreement remains unchanged.

Management Comments

Scot Melland, Chairman, President and Chief Executive Officer, stated, “The recruitment advertising market continues to suffer substantial declines which has greatly impacted our revenue performance. Nevertheless, we controlled expenses to achieve solid profitability. As an example, we moderated job seeker marketing as the recruitment needs of our customers declined. Despite this reduction in spending, traffic at Dice.com increased 16% in the first quarter, contributing to very high service levels for our customers.” Mr. Melland added, “We continue to focus on the strategies which will allow us to develop a stronger market position: growing our communities, investing in customer relationships and enhancing our products.”

Michael Durney, Senior Vice President, Finance and Chief Financial Officer, said, “Strong profitability and consistent cash generation are distinctive attributes of Dice Holdings. Our first quarter financial performance demonstrates that even under difficult market conditions these financial goals are achievable. Thus far, we have chosen to utilize our cash for debt prepayments, reducing debt by more than $30 million since the beginning of the year.” Mr. Durney noted, “There is no let-up to the challenges of this year. However, our financial flexibility and financial discipline enables us to continue the pursuit of our strategic initiatives.”

Business Outlook

In light of the current recruitment advertising and overall economic environments, the Company continues to believe there is a broader than normal range of potential outcomes for financial performance during 2009. Rather than provide a wide range to encompass potential outcomes, the Company is providing a current view of estimated financial performance based on what it sees as of April 23, 2009 for both the second quarter ending June 30, 2009 and full year 2009. The Company’s actual performance will vary based on a number of factors including those that our outlined in our Annual Report on Form 10-K for the year ended December 31, 2008, in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q.

	Quarter ending June 30, 2009		Year ending December 31, 2009
Total Revenue	$27	mm	$106	mm

Estimated Contribution by Segment
DCS Online	75%		74%
eFinancialCareers	19%		20%
Other	6%		6%

Sales & Marketing expense	$9	mm	$36	mm

Adjusted EBITDA	$11.5	mm	$45	mm

Depreciation and amortization	$4.7	mm	$16.5	mm
Non-cash stock compensation expense	$1.5	mm	$5.0	mm
Interest expense, net	$1.6	mm	$6.6	mm
(Gain) loss from interest rate hedges*	—		$(0.4	)mm
Income taxes	$1.4	mm	$6.5	mm

Net income	$2.3	mm	$10.8	mm

Adjusted EBITDA Margin	43%		42%

Fully diluted share count	65	mm	65	mm

*	For the purposes of the December 31, 2009 estimate, the gain from interest rate hedges only includes the results to date or through quarter ended March 31, 2009.

Conference Call Information

The Company will host a conference call to discuss first quarter 2009 results today at 8:30 a.m. Eastern Time. Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 866-277-1181 or for international callers by dialing 617-597-5358; the participant passcode is 85022218. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 73945968. The replay will be available until April 30, 2009.

The call will also be webcast live from the Company’s website at www.diceholdingsinc.com under the Investor Relations section.

Investor Contact:

Jennifer Bewley

Director, Investor Relations

Dice Holdings, Inc.

212-448-4181

IR@dice.com

Media Contacts:

Makovsky + Company

David Rosen

212-508-9690

drosen@makovsky.com

Kona Luseni

212-508-9684

kluseni@makovsky.com

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, accounting and finance, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 18 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), free cash flow and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Amended and Restated Credit Facility, represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, non-cash stock compensation expense, extraordinary or non-recurring non-cash income or expense, and to add back the deferred revenues written off in connection with acquisition purchase accounting adjustments.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We present this discussion of Adjusted EBITDA because covenants in our Amended and Restated Credit Facility contain ratios based on this measure. Our Amended and Restated Credit Facility is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Amended and Restated Credit Facility that are based on Adjusted EBITDA may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our Amended and Restated Credit Facility.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Free Cash Flow

We define free cash flow as net cash provided by operating activities from continuing operations minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.

Net Debt

Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider net debt to be an important measure of liquidity and an indicator of our ability to meet ongoing obligations. We also use net debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands except per share amounts)

	For the three months ended March 31,
	2009	2008
Revenues	$29,569	$39,569

Operating expenses:
Cost of revenues	1,830	2,417
Product development	795	1,172
Sales and marketing	9,436	14,906
General and administrative	4,996	5,549
Depreciation	921	863
Amortization of intangible assets	3,891	4,242

Total operating expenses	21,869	29,149

Operating income	7,700	10,420
Interest expense	(1,923)	(2,684)
Interest income	83	482
Gain (loss) from interest rate hedges	388	(2,266)

Income from continuing operations before income taxes	6,248	5,952

Income tax expense	2,390	2,186

Income from continuing operations	3,858	3,766

Discontinued operations:
Income from discontinued operations	—	519

Income from discontinued operations, net of tax	—	519

Net income	$3,858	$4,285

Basic and diluted earnings per share:
From continuing operations	$0.06	$0.06
From discontinued operations	—	0.01

	$0.06	$0.07

Weighted average diluted shares outstanding	65,660	65,346

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the three months ended March 31,
	2009	2008
Cash flows provided by operating activities:
Net income	$3,858	$4,285

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	921	863
Amortization	3,891	4,242
Deferred income taxes	(1,625)	493
Gain on sale of joint venture	—	(611)
Amortization of deferred financing costs	208	208
Share based compensation	1,475	1,296
(Gain) loss from interest rate hedges	(388)	2,266
Changes in operating assets and liabilities:
Accounts receivable	2,416	1,040
Prepaid expenses and other assets	(80)	(55)
Accounts payable and accrued expenses	(1,794)	2,015
Income taxes payable	296	1,505
Deferred revenue	(2,460)	6,030
Other, net	97	(415)

Net cash provided by operating activities	6,815	23,162

Cash flows provided by (used for) investing activities:
Purchases of fixed assets	(846)	(756)
Maturities and sales of marketable securities	2,500	100

Net cash provided by (used for) investing activities	1,654	(656)

Cash flows used for financing activities:
Payments on long-term debt	(20,300)	(2,400)
Payment of costs related to initial public offering	—	(354)
Proceeds from stock option exercises	—	3

Net cash used for financing activities	(20,300)	(2,751)

Effect of exchange rate changes	(947)	793

Net change in cash and cash equivalents for the period	(12,778)	20,548
Cash and cash equivalents, beginning of period	55,144	57,525

Cash and cash equivalents, end of period	$42,366	$78,073

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$42,366	$55,144
Marketable securities	3,959	6,497
Accounts receivable, net	10,086	12,653
Deferred income taxes - current	1,088	1,346
Prepaid and other current assets	1,840	2,219

Total current assets	59,339	77,859

Fixed assets, net	5,898	5,938
Acquired intangible assets, net	55,041	59,119
Goodwill	136,196	137,416
Deferred financing costs, net	2,500	2,708
Other assets	211	129

Total assets	$259,185	$283,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$8,448	$10,306
Deferred revenue	38,143	40,758
Current portion of long-term debt	1,000	1,000
Interest rate hedge liability- current	1,394	—
Income taxes payable	2,097	2,195

Total current liabilities	51,082	54,259

Long-term debt	60,200	80,500
Deferred income taxes - non-current	14,067	15,998
Interest rate hedge liability- non-current	787	2,568
Other long-term liabilities	6,410	6,338

Total liabilities	132,546	159,663

Total stockholders’ equity	126,639	123,506

Total liabilities and stockholders’ equity	$259,185	$283,169

Supplemental Information and Non-GAAP Reconciliations

On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A quarterly balance sheet, statement of operations and statement of cash flows for the fiscal quarter ended March 31, 2009 is provided elsewhere in this press release. Supplemental schedules provided include:

Quarterly Adjusted EBITDA Reconciliation

A reconciliation of Adjusted EBITDA for the quarter ended March 31, 2009 and 2008 is provided. This information provides the reader with the information we believe is necessary to analyze the Company.

Quarterly Supplemental Data and Certain Non-GAAP Reconciliations

On this schedule, the Company provides certain non-GAAP information for the quarter ended March 31, 2009 and 2008 that we believe is useful to understanding the business operations of the Company.

DICE HOLDINGS, INC.

QUARTERLY ADJUSTED EBITDA RECONCILIATIONS

(Unaudited)

(in thousands)

	For the three months ended March 31,
	2009	2008
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,858	$4,285
Discontinued operations	—	(519)
Interest income	(83)	(482)
Interest expense	1,923	2,684
Income tax expense	2,390	2,186
Depreciation	921	863
Amortization of intangible assets	3,891	4,242
Non-cash stock compensation expense	1,475	1,296
(Gain) loss from interest rate hedges	(388)	2,266

Adjusted EBITDA	$13,987	$16,821

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$6,815	$23,162
Interest expense	1,923	2,684
Interest income	(83)	(482)
Income tax expense	2,390	2,186
Deferred income taxes	1,625	(493)
Change in accounts receivable	(2,416)	(1,040)
Change in deferred revenue	2,460	(6,030)
Changes in working capital	1,481	(3,050)
Deferred financing costs	(208)	(208)
Adjustments for cash flows from discontinued operations	—	(519)
Gain on discontinued operations	—	611

Adjusted EBITDA	$13,987	$16,821

DICE HOLDINGS, INC.

NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA

(Unaudited)

(dollars in thousands except per customer data)

	For the three months ended March 31,
	2009	2008
Revenue by Segment
DCS Online	21,995	$27,075
eFinancialCareers	5,922	9,781
Other	1,652	2,713

	$29,569	$39,569

Percentage of Revenue by Segment
DCS Online	74.4%	68.4%
eFinancialCareers	20.0%	24.7%
Other	5.6%	6.9%

	100.0%	100.0%

Sales and Marketing Expense	$9,436	$14,906
Sales and Marketing Expense as a Percentage of Revenue	31.9%	37.7%

Adjusted EBITDA	$13,987	$16,821
Adjusted EBITDA Margin	47.3%	42.5%

Dice.com Recruitment Package Customers
Beginning of period	7,600	8,700
End of period	6,850	9,150

Dice.com Average Monthly Revenue per Recruitment Package Customer (1)	$854	$859

Net cash provided by operating activities	$6,815	$23,162
Purchases of fixed assets	(846)	(756)

Free Cash Flow	$5,969	$22,406

Deferred Revenue (end of period)	$38,143	$52,269

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs

eFinancialCareers: eFinancialCareers worldwide, excluding North America

Other: eFinancialCareers (North America), Targeted Job Fairs, JobsintheMoney

(1)	Reflects simple average of three months in each quarterly period.